                                                  AMENDMENT No. 2
                                                      to the
                                           Restated Declaration of Trust
                                                        of
                                            Centennial Tax Exempt Trust

         This Amendment  Number 2 is made as of August 27, 2002 to the Restated  Declaration of Trust of Centennial
Tax Exempt Trust (the  "Trust"),  dated as of  September  27, 1985 and amended  January 26, 2001,  by and among the individual executing this Amendment below on behalf of the Trustees.

         WHEREAS,  the  Trustees  established  Centennial  Tax  Exempt  Trust as a trust fund under the laws of the
Commonwealth of Massachusetts,  for the investment and reinvestment of funds contributed thereto,  under a Restated
Declaration of Trust dated as of September 27, 1985 and amended January 26, 2001;

         WHEREAS, the Trustees, acting pursuant to part 12, Article EIGHTH of the Restated Declaration of Trust as amended February 9, 2001 desire to change the registered agent of the Trust as established under a Restated
Declaration of Trust dated as of September 27, 1985 and amended January 26, 2001;

NOW, THEREFORE, the Trust's Restated Declaration of Trust is amended as follows:

         Article FIRST of the Trust's  Restated  Declaration of Trust is amended by changing the  registered  agent as follows:

         The Trust shall be known as Centennial Tax Exempt Trust. The principal place of business of the Trust is
         6803 South Tucson Way, Centennial, CO 80112. The Registered Agent of Service for Process is CT
         Corporation System, 101 Federal Street, Boston, MA 02110.

Acting pursuant to part 12, Article EIGHTH, the undersigned signs this amendment by and on behalf of the Trust.

                                                                  Centennial Tax Exempt Trust

                                                                  Kathleen T. Ives,
                                                                  Assistant Secretary

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